EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

      We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Employee Stock Purchase Plan and the Amended and Restated Stock Option Plan of Novoste Corporation of our report dated February 8, 2000 with respect to the consolidated financial statements of Novoste Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 1999, filed with the Securities and Exchange Commission.

                                                       /s/  Ernst & Young LLP

June 13, 2000
Atlanta, Georgia